UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2007
FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26689 (Commission File Number)	77-0431154 (IRS Employer Identification No.)
4980 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)
(408) 207-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the recently-completed inquiry into its historical stock option granting processes, Foundry Networks, Inc. (“Foundry”) organized a working group of employees to review and assess Foundry’s historical accounting treatment of stock option grants. None of the members of the working group were involved as decision makers or administrators in Foundry’s stock option granting process during the period under review. In light of their extraordinary contributions during the ten-month period to complete the review, on July 9, 2007, the Compensation Committee of Foundry’s Board of Directors approved an aggregate of $317,500 in special cash bonuses for members of the working group, including $150,000 for Dan Fairfax, Foundry’s principal financial officer, who had overall responsibility for this activity.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2007	FOUNDRY NETWORKS, INC.
	By:	/s/ Cliff G. Moore
Cliff G. Moore
Vice President, General Counsel